Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

ASAT HOLDINGS LIMITED

UNITS CONSISTING OF ONE SERIES A REDEEMABLE

CONVERTIBLE PREFERRED SHARE AND ONE WARRANT

TO PURCHASE 50 ORDINARY SHARES

OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO HOLDERS OF RECORD OF

ORDINARY SHARES OF ASAT HOLDINGS LIMITED AS OF [                    ], 2006

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding ordinary shares, par value $0.01 per share (“Ordinary Shares”), of ASAT Holdings Limited, an exempted company with limited liability formed under the Companies Law of the Cayman Islands (the “Company”), including Ordinary Shares in the form of American Depository Receipts (“ADSs”) who wish to purchase units (each a “Unit”), consisting of one Series A Redeemable Convertible Preferred Share, par value $0.01 per share, of the Company and a warrant to purchase 50 Ordinary Shares, pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated as of                     , 2006 (the “Prospectus”), and the related subscription rights certificate (the “Subscription Rights Certificate”), if the holder is not able to deliver the Subscription Rights Certificate to U.S. Bank National Association (the “Subscription Agent”) prior to 5:00 p.m., New York City time, on                     , 2006, or such later date and time to which the Rights Offering may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

The Subscription Agent for the Rights Offering is:

U.S. Bank National Association

By Registered and Certified Mail: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, MN 55107 Attn: Joyce Terry	By Regular Mail or Courier: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, MN 55107 Attn: Joyce Terry	In Person or by Hand Only: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, MN 55107 Attn: Joyce Terry

For Information: (651) 495-3512

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company a Subscription Rights Certificate to purchase the number of Units indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Subscription Rights Certificate, receipt of which is hereby acknowledged. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF SUBSCRIPTION RIGHTS CERTIFICATES TENDERED

Name of Holder	Name and Address of Registered Holder as it appears on the Ordinary Shares or ADSs (Please print)	Number of Ordinary Shares or ADSs held as of the Record Date (indicate whether Ordinary Shares or ADSs)	Number of Units Being Purchased

PLEASE SIGN HERE

X	X

X	X

X	X
Signature(s) of Holder(s)	Date

Must be signed by the holder(s) of Ordinary Shares or ADSs exactly as their name(s) appear(s) on certificates for such Ordinary Shares or ADSs or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

☐ The Depository Trust Company (Check if Outstanding Notes will be tendered by book-entry transfer) Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Subscription Agent at its address set forth above, a properly completed and duly executed Subscription Rights Certificate (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Subscription Rights Certificate within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Date:
(Area Code and Telephone No.)

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